UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Officer and Departure of Director

The Company today announced that Rajiv Khosla RPh, PhD, MBA has been appointed Chief Operating Officer and Chief Scientific Officer of IntelGenx Corp., effective immediately. Since the beginning of this year, Dr. Khosla has been a consulting member of the IntelGenx management team, assisting with strategic operations, business development activities and advising on current and future pharmaceutical project development. Dr. Khosla has been a member of the Company’s board of directors for the past two years and, effective immediately in accordance with the employment agreement, ceased to be a director of IntelGenx Technologies Corp.

The succession plan will see Dr. Khosla become CEO and President of IntelGenx on January 1, 2014 and for Dr. Zerbe, who built the Company from the ground up, to remain as Chairman of the board of directors and continue to provide expertise in research and development, and manufacturing.

Exhibit	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: April 24, 2013	By: /s/ Horst Zerbe
Horst G. Zerbe
President and Chief
Executive Officer